Exhibit 14(a)

Consent of PricewaterhouseCoopers

Independent Auditors’ Consent

We hereby consent to the incorporation by reference in Rhodia’s Registration Statement on Form S-8 (Registration No. 333-12200) and Rhodia’s Registration Statement on Form F-4 (Registration No. 333-107379) of our report dated February 25, 2004 relating to Rhodia’s financial statements that appear in Rhodia’s Annual Report on Form 20-F for the year ended December 31, 2003, filed on March 23, 2004.

Paris, France

March 23, 2004

PricewaterhouseCoopers